SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

EDUCATION MANAGEMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

EDUCATION MANAGEMENT CORPORATION

210 Sixth Avenue, 33rd Floor
Pittsburgh, Pennsylvania 15222

October 15, 2004

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders to be held at 10:00 a.m. on Tuesday, November 23, 2004, at the Crowne Plaza Hotel – Westshore, 700 N. Westshore Blvd., Tampa, Florida.

      Regardless of whether you plan to attend the annual meeting, we urge you to vote on the matters to be considered and either sign, date and return your proxy in the enclosed envelope, or submit your proxy by Internet or by telephone as promptly as possible. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

      The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by the shareholders. The Proxy Statement also contains information about the roles and responsibilities of the Board of Directors and the committees of the Board and provides important information about each nominee for election as a director.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

Robert B. Knutson
Chairman

EDUCATION MANAGEMENT CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 23, 2004

      The 2004 annual meeting of shareholders of Education Management Corporation will be held on Tuesday, November 23, 2004, commencing at 10:00 a.m. Eastern Time, at the Crowne Plaza Hotel – Westshore, 700 N. Westshore Blvd., Tampa, Florida for the following purposes:

1.	To elect four Class II directors to serve until the annual meeting of shareholders to be held in the year 2007.

2.	To ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2005.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The accompanying Proxy Statement sets forth a description of matters to be considered at the meeting. All shareholders of record at the close of business on September 30, 2004 are entitled to notice of, and to vote at, the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting and for the ten days prior to the meeting for purposes relating to the meeting.

      It is important that your shares be represented at the meeting. Whether or not you expect to be present, please fill in, date and sign the enclosed proxy and return it in the accompanying addressed, postage-prepaid envelope. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on the proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors,

Frederick W. Steinberg
Secretary

October 15, 2004

EDUCATION MANAGEMENT CORPORATION

210 Sixth Avenue, 33rd Floor
Pittsburgh, PA 15222

PROXY STATEMENT

For the Annual Meeting of Shareholders

to be held on Tuesday, November 23, 2004

      This Proxy Statement contains information related to the annual meeting of shareholders of Education Management Corporation to be held at 10:00 a.m., local time, on Tuesday, November 23, 2004 at the Crowne Plaza Hotel – Westshore, 700 N. Westshore Blvd., Tampa, Florida, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about October 15, 2004. Copies of the Company’s Form 10-K and Annual Report to Shareholders for the year ended June 30, 2004, which contain financial and other information about the Company, are being furnished to shareholders along with this Proxy Statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

      At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting included with this Proxy Statement, including the election of directors and ratification of the Company’s independent auditors. In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the meeting?

      Only shareholders of record at the close of business on September 30, 2004, the record date for the annual meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of the Company’s common stock?

      Each outstanding share of the Company’s common stock will be entitled to one vote on each matter considered at the annual meeting.

Who can attend the meeting?

      Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 73,511,469 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 36,755,735 votes will be required to establish a quorum.

      Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it in the enclosed addressed, postage prepaid envelope, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

      If you are a registered shareholder (that is, if you hold your stock in certificate form or participate in the Education Management Corporation Retirement Plan, Employee Stock Ownership Trust or Employee Stock Purchase Program), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on November 22, 2004.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see Proposal One); and

•	for ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2005 (see Proposal Two).

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      The election of directors and the ratification of the appointment of the independent auditors require the affirmative vote of the holders of a majority of the shares of common stock voting thereon at the meeting. Shares whose holders abstain from voting with respect to a specific proposal and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular proposal will not be counted as having been voted with respect to the proposal. Accordingly, neither broker non-votes nor abstentions will have any effect on whether either of the two proposals is approved, since each proposal merely requires the affirmative vote of the holders of a majority of the shares voting on that proposal.

Who will pay for the solicitation of proxies?

      The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company has not retained a third party proxy solicitor. Officers and employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Who will count the votes?

      Votes cast by proxy or in person at the annual meeting will be tabulated by Mellon Investor Services, LLC.

PROPOSAL ONE: ELECTION OF DIRECTORS

      The Board of Directors of the Company currently consists of nine directors divided into three classes. The Board is comprised of three Class I directors, three Class II directors and three Class III directors, with all directors holding office for staggered terms. Each director will serve (subject to his or her earlier death, resignation or removal) until the annual meeting of shareholders held in the year in which his or her term is scheduled to expire or thereafter until such director’s successor is elected and qualified.

      The Board of Directors has voted to expand the size of the Board to ten directors effective as of the annual meeting. In order to do so, Class II will be expanded from three to four directors and shareholders will vote on the four directors to hold office for three-year terms scheduled to expire at the annual meeting to be held in the year 2007. Unless there is a contrary indication, the persons named in the accompanying proxy intend to vote the shares represented by such proxy for the election to the Board of Michael J. Emmi, Martin L. Garcia, Jerry L. Johnson and Miryam L. Knutson. Mr. Garcia and Ms. Knutson are current Class II directors whose terms expire this year; Messrs. Emmi and Johnson are new nominees to the Board of Directors.

      Each of the nominees has consented to serve as a director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of such other person as the Board may recommend. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

      A brief summary of each director’s principal occupation and business affiliations and certain other information follows.

Nominees as Directors for Terms Expiring at the 2007 Annual Meeting of Shareholders

      Michael J. Emmi, age 62, is being newly nominated to the Board of Directors. Since April 2002, Mr. Emmi has been the Chairman and Chief Executive Officer of IPR International LLC (based in Conshohocken, Pennsylvania), which provides data protection services. He was the Chairman and Chief Executive Officer of Systems & Computer Technology Corporation, a Malvern, Pennsylvania based supplier of information technology services and software to universities, from 1985 to January 2002. He currently serves as a director of CDI Corp., a publicly-traded provider of engineering and information technology solutions and staffing, and Metallurg, Inc., an international producer and seller of high quality metal alloys. Mr. Emmi is a graduate of S.U.N.Y. — Albany (B.S. 1965).

      Martin L. Garcia, age 48, has been a director of the Company since April 2003. Mr. Garcia has been the Managing Director of Pinehill Capital Partners, Inc., an investment company, since 2000. From 1988 through 2002, Mr. Garcia owned and operated a real estate investment firm operated principally through Garcia Enterprises and Garcia, Myers & Co. He is of counsel to the law firm Hill, Ward & Henderson, P.A. in Tampa, Florida and a member of the Florida Judicial Qualifications Commission. Mr. Garcia also serves on the Board of Directors of Parkway Properties, Inc., a publicly-traded real estate investment trust, is a member of the Board of Trustees of the Kaul Foundation, and is a member of the Board of Trustees of Wake Forest University. Mr. Garcia is a graduate of the University of South Florida (B.A. Accounting, 1978) and of Wake Forest University School of Law (J.D. 1981).

      Jerry L. Johnson, age 56, is being newly nominated to the Board of Directors. Mr. Johnson has been the President of eMoney Advisor, a leading provider of web-enabled, comprehensive wealth planning and management solutions for financial advisors, since August 2002. From 1998 until January 2002, Mr. Johnson was employed as an Executive Vice President at Safeguard Scientifics Inc., an operating company focused on acquiring and developing technology companies, where he was responsible for operations, mergers and acquisitions, and oversight of twelve partnership companies. From 1995 through 1998, he was a Senior Vice President at Safeguard Scientifics, Inc. responsible for operations and management of several portfolio companies. From 1985 to 1995, he worked at U.S. West in various positions, including Vice President, Network and Technology Services, which included managing U.S. West’s largest division, and supervising 21,000 management, engineering, technical and clerical employees. He serves on the boards of Pac-West Telecomm, Inc., a publicly-traded independent provider of integrated business communications solutions, and Penn Liberty Bank, as well as the boards of the Philadelphia Symphony Orchestra, the Episcopal Academy and the Barnes Society Foundation. Mr. Johnson holds a Masters in Management from the Sloan School at Massachusetts Institute of Technology, a Masters in Psychology from Northern Illinois University and a B.S. in Psychology from Northeast Missouri State University.

      Miryam L. Knutson, age 59, has been a director of the Company since 1990. She is a graduate of the Universidad del Zulia, Venezuela (B.A. Journalism, 1965). Ms. Knutson joined the Company in 1984 and held a variety of management positions. From 1989 to 1996, she was the Company’s President and Chief Operating Officer. From 1996 to 1998, she was the Vice Chairman of the Company. From November 1998 to January 2000 she worked as a part-time consultant-employee for the Company, and from January 1999 to February 2002 she acted as a consultant on education companies for Stonington Partners, Inc. and Arena Capital Partners, L.L.C., private investment firms. Ms. Knutson is the wife of Robert B. Knutson, the Chairman of the Company.

The Board of Directors recommends a vote FOR each of the nominees listed above.

Directors Continuing in Office

      Terms Expiring at the Annual Meeting of Shareholders to be held in 2005

      Robert B. Knutson, age 70, has been the Chairman of the Company since September 1, 2003 and has been a director of the Company since 1969. From 1986 through August 2003 he was the Chairman and Chief Executive Officer of the Company. He is a graduate of the University of Michigan (B.A. Economics, 1956) and was a fighter pilot with the U.S. Air Force from 1957 to 1962. Mr. Knutson joined the Company as a director in 1969 and became its President in 1971 and the Chairman, President and Chief Executive Officer in 1986. He is a member of the board of directors of the Western Pennsylvania Conservancy and WQED-Pittsburgh. Mr. Knutson is the husband of Miryam L. Knutson, a director of the Company.

      John R. McKernan, Jr., age 56, became the Chief Executive Officer of the Company on September 1, 2003. Mr. McKernan joined the Company as its Vice Chairman and a member of the Board of Directors in June 1999 and continues to serve as Vice Chairman. In March 2003 he became the Company’s President and served in that office until September 11, 2003, when J. William Brooks was appointed President. Mr. McKernan served as Governor of the State of Maine from 1987 to 1995. He is a graduate of Dartmouth College (B.A. Government, 1970) and the University of Maine Law School (J.D., 1974).

      James S. Pasman, Jr., age 73, has been a director of the Company since 1997. He is a graduate of Upsala College (B.B.A., 1956) and the Stern School of Business at New York University (M.B.A., 1962). From 1989 to 1991, he was the President and Chief Operating Officer of National Intergroup, Inc. and Chairman of the Board of Permian Oil Corp. Since then, Mr. Pasman has been retired. Mr. Pasman serves on the boards of directors of Credit Suisse Asset Management open-end mutual funds, Credit Suisse Income Fund Inc. and Credit Suisse Asset High Yield Bond Fund Inc.

      Terms Expiring at the Annual Meeting of Shareholders to be held in 2006

      Robert H. Atwell, age 73, has been a director of the Company since 1996. He is a graduate of the College of Wooster (B.A. Political Science, 1953) and of the University of Minnesota (M.A. Public Administration, 1957). From 1984 until 1996, Mr. Atwell was the President of the American Council on Education. He is also the former President of Pitzer College and the former Vice Chancellor of the University of Wisconsin-Madison. From 1996 to 2000, he was a consultant with A.T. Kearney, Inc., a global consulting firm. From 1996 to the present, he has been a consultant to and a director of The National Center for Public Policy and Higher Education. Mr. Atwell is

also a consultant with Witt/ Kieffer, an executive search firm, and is a director of Argosy University and Western State University College of Law and a trustee of Eckerd College.

      William M. Campbell, III, age 44, has been a director of the Company since 1996. He is a graduate of Harvard College (B.A. Economics, 1982) and Harvard University Graduate School of Business Administration (M.B.A., 1987). From 1994 to 1998, he was the executive vice president of CBS Television. From 1998 to May 2002, he was the president of Miramax Television. Since May 2002, Mr. Campbell has been President of Discovery Networks, U.S., the television division of Discovery Communications Inc.

      Friedrich Teroerde, age 59, has been a director of the Company since 2003. Since 1987, he has been Chairman of ELG Haniel GmbH, a supplier of raw material for the global stainless steel industry that is headquartered in Duisberg, Germany. He is also a member of the board of directors of Hernic Ferrochrome and is a council member and Chairman of the Market Development Committee of the International Chrome Development Association, Paris. He is a trustee of the Westmoreland Museum of American Art.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Meetings and Committees of the Board of Directors

      The Board of Directors holds regularly scheduled quarterly meetings. In addition to the quarterly meetings, typically there are several special meetings which occur during the year. At least twice each fiscal year, time is set aside for the non-management directors to meet without management present. Mr. Pasman serves as lead director and presides over the meetings of non-management directors. During fiscal 2004, there were six meetings of the Board. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the committees on which such director served during fiscal 2004. Directors are encouraged to attend the annual meeting of shareholders. All the directors attended the 2003 annual meeting.

      The standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. All of the committees have adopted formal written committee charters. The charters for each committee can be viewed at www.edumgt.com/investor/governance.shtml. Additionally, a copy of the Audit Committee charter is attached as Appendix A to this Proxy Statement.

      The table below provides current membership and meeting information for each of the Board committees for fiscal 2004. Committee memberships changed during the fiscal year. Following the election of directors at the Company’s annual meeting in November 2003, Mr. Teroerde was appointed to the Audit Committee and the Compensation Committee. Mr. Teroerde replaced Albert Greenstone, who retired from the Board and became a director emeritus at the 2003 shareholders meeting, on the Audit Committee.

Nominating and
Name	Audit		Compensation		Governance

Robert B. Knutson
Robert H. Atwell					X
James J. Burke, Jr.	X	*	X		X
William M. Campbell, III			X	*	X
Martin L. Garcia	X		X
Miryam L. Knutson
John R. McKernan, Jr.
James S. Pasman, Jr.	X				X *
Friedrich Teroerde	X		X

Total meetings in fiscal 2004	7		4		4

*	Committee chairperson

      Below is a description of each committee of the Board of Directors. Each of the committees has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the standards of independence under applicable Nasdaq listing standards, including that each member is free of any relationship that would interfere with his exercise of independent judgment.

      Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s role includes overseeing the work of the Company’s internal accounting and auditing processes and discussing with management the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on the financial statements of the Company. The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board has determined that each of James J. Burke, Jr. and James S. Pasman, Jr. is an “audit committee financial expert” as defined by Securities and Exchange Commission rules. The specific responsibilities and functions of the Audit Committee are described in the Audit Committee charter, a copy of which is attached as Appendix A to this Proxy Statement.

      Compensation Committee. The Compensation Committee recommends to the Board the management remuneration policies of the Company, including but not limited to increases in salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation and deferred compensation, and directors’ compensation and benefits. The Compensation Committee also administers the Company’s stock-based compensation plans, except that the full Board administers those stock-based compensation plans with respect to their applicability to directors of the Company. The specific responsibilities and functions of the Compensation Committee are described in the Compensation Committee charter.

      Nominating and Governance Committee. The Nominating and Governance Committee is responsible for creating and maintaining the overall corporate governance policies for the Company and for identifying, screening, recruiting and presenting director candidates to the Board of Directors. Candidates are recommended to the Board of Directors after consultation with the Chairman of the Board. The Committee also nominates directors for membership on the various Board committees.

      The Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Nominating and Governance Committee considers, among other things, the qualifications of individual director candidates. The Nominating and Governance Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, government, education and public service. In evaluating the suitability of individual Board members, the Board takes into account many factors, including understanding of the Company’s business and industry, educational and professional background, and personal accomplishment. In the case of current directors being considered for renomination, the Nominating and Governance Committee will also take into account the director’s history of attendance at meetings of the Board of Directors or its committees, the director’s tenure as a member of the Board of Directors, and the director’s preparation for and participation in meetings.

      The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the proposal. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. The Committee retained a search firm to assist the Committee in finding qualified candidates to replace Mr. Burke on the Board of Directors.

      In considering persons to nominate for election as directors, the Nominating and Governance Committee will consider recommendations from shareholders that are submitted in accordance with the following procedures. Any such recommendation must be received by the Secretary of the Company on behalf of the Committee not less than 60 nor more than 90 days in advance of the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, the shareholder must deliver such recommendation no later than the close of business on the fifth day following the date on which public announcement of the date of such meeting is first made. The letter setting forth a shareholder’s recommendation for nomination must include the name and address of that shareholder, a description of any arrangement or understanding between that shareholder and each person being recommended as a nominee with respect to the Company or such recommendation, and such other information regarding each person being recommended as a nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission concerning such person as a nominee. In addition, any such letter must be accompanied by a consent from each person being recommended to serve as a director if elected. No such nominations were received with respect to the election of directors at the 2004 annual meeting.

Directors’ Compensation

      Mr. Knutson and Mr. McKernan receive no compensation for serving as directors, except that they, like all directors, are eligible to receive reimbursement of any expenses incurred in attending Board and Committee meetings. During fiscal 2004, the Company’s directors, other than Messrs. Knutson and McKernan, received compensation for serving on the Board of Directors and committees of the Board as follows:

•	An annual retainer of $18,000;

•	A fee of $1,000 for each Board meeting attended;

•	For each committee chair, a fee of $1,000 for each Committee meeting attended;

•	For non-chairs of a committee, a $500 fee for each Committee meeting attended;

•	For continuing directors, an option grant to purchase 10,000 shares of common stock; and

•	For new directors, an option grant to purchase 30,000 shares of common stock.

      The exercise price for options granted to non-employee directors is the fair market value on the date of grant of the shares subject to the option. The options have a ten-year term and vest over a two-year period, with 50% vesting on the first anniversary and 50% vesting on the second anniversary of the date of grant.

Shareholder Communications to the Board

      Shareholders and other parties interested in communicating directly with the non-management directors as a group or an individual director may do so by writing to such directors or director at Education Management Corporation, 210 Sixth Avenue, 33rd Floor, Pittsburgh, PA 15222-2603, Attention: Corporate Secretary. The Board of Directors has approved a process for handling letters received by the Company and addressed to non-management members of the Board. Under this process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Business Ethics and Conduct

      The Company has adopted a Code of Business Ethics and Conduct, which is applicable to all directors and employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Ethics and Conduct is available on the Investor Relations page of the Company’s website (www.edmc.com). The Company intends to post amendments to or waivers from the

Code of Business Ethics and Conduct (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer) on its website.

Certain Transactions

      Mr. Knutson is a limited partner, with no managerial authority, in Ocean World Associates Ltd. The Art Institute of Fort Lauderdale leases one of its buildings from Ocean World Associates Ltd. for approximately $1.7 million annually.

      Mr. Knutson and Albert Greenstone, a director emeritus of the Company, are limited partners, with no managerial authority, in AIPH Limited Partnership, which is a general partner of The Art Institute of Philadelphia Limited Partnership. The Art Institute of Philadelphia leases one of its buildings from The Art Institute of Philadelphia Limited Partnership for approximately $1.2 million annually.

      A company wholly-owned by Mr. Knutson was reimbursed in fiscal 2004 by the Company for an aggregate of $257,941 related to business use by Mr. Knutson and certain officers and directors of the Company during fiscal 2002 through fiscal 2004 of a plane owned and operated by such company.

      J. William Brooks, President and Chief Operating Officer of the Company, was President and Chief Executive Officer of American Education Centers, which was acquired by the Company in September 2003. Nancy Brooks, the spouse of Mr. Brooks, is employed by the Company as an Admissions Specialist. Ms. Brooks received compensation of $142,797 during fiscal 2004 in connection with her employment by the Company. Ms. Brooks does not report to Mr. Brooks and he is not responsible for determining her annual compensation or bonus.

SECURITY OWNERSHIP

      The following table sets forth, as of September 30, 2004, the number of shares of common stock beneficially owned by (i) any person (including any group) known by management to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director and nominee for election as a director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

		Percentage of
	Number of	Outstanding
Name and Address of Beneficial Owner(1)	Shares Owned	Shares Owned

Education Management Corporation Employee Stock Ownership Trust(2)	5,747,813	7.8%
T. Rowe Price Associates, Inc.(3)	5,414,900	7.4%
Capital Research and Management Company(4)	4,120,000	5.6%
Wellington Management Company, LLP(5)	3,792,100	5.2%
Robert B. Knutson(6) (7)	1,659,462	2.3%
Miryam L. Knutson(6) (8)	54,000	*
Robert H. Atwell(9)	11,948	*
J. William Brooks(10)	159,002	*
James J. Burke, Jr.(11)	208,280	*
William M. Campbell, III(12)	99,000	*
Michael J. Emmi	—	*
Martin L. Garcia(13)	251,600	*
Jerry L. Johnson	—	*
Robert T. McDowell(14)	545,329	*
John R. McKernan, Jr.(15)	353,260	*
James S. Pasman, Jr.(16)	93,000	*
David J. Pauldine(17)	310,052	*
Friedrich Teroerde(18)	15,000	*
All executive officers and directors as a group (12 persons)(19)	3,759,933	5.0%

*	Less than 1%

(1)	The address of each listed shareholder, unless otherwise noted, is c/o Education Management Corporation, 210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222.

(2)	These shares are held by the trustee, Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, for the benefit of participants in the Education Management Corporation Employee Stock Ownership Trust (the “ESOP”). The ESOP is administered by the Company. ESOP participants are entitled to direct the voting of the shares of common stock allocated to their respective accounts. Allocated shares of common stock for which voting instructions are not given and unallocated shares held by the ESOP are voted by the trustee in the manner determined by the Company as administrator of the ESOP.

(3)	The address of T. Rowe Price Associates, Inc. (“Price Associates”) is P.O. Box 17218, Baltimore, Maryland 21297. These securities are owned by various individual and institutional investors that Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The information provided for Price Associates is based on information provided in a filing with the SEC.

(4)	The address of Capital Research and Management Company is 333 South Hope Street, 55th Floor, Los Angeles, California 90071. The information provided for Capital Research and Management Company is based on information provided in a filing with the SEC.

(5)	The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. These securities are owned by various individual and institutional investors that Wellington Management Company, LLP serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Wellington Management Company, LLP is deemed to be beneficial owner of such securities. The information provided for Wellington Management Company, LLP is based on information provided in a filing with the SEC.

(6)	Mr. Knutson and Ms. Knutson, who are husband and wife, disclaim beneficial ownership of each other’s shares.

(7)	Includes 1,481,277 shares of common stock held by trusts of which Mr. Knutson is the trustee, 135,448 shares receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 42,737 shares allocated to Mr. Knutson under the ESOP.

(8)	Includes 50,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(9)	Includes 10,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(10)	Includes 100,000 shares of common stock issued pursuant to a restricted stock grant, of which the restrictions have lapsed for 33,333 shares as of the date of the table set forth above, and 59,002 shares receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(11)	Includes 95,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(12)	Includes 95,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(13)	Includes 93,600 shares of common stock owned jointly with Mr. Garcia’s spouse, 123,000 shares held by trusts of which Mr. Garcia is the trustee and 35,000 shares receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(14)	Includes 205,892 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above, 59,785 shares allocated to Mr. McDowell under the ESOP, and 3,000 shares held by Mr. McDowell’s spouse.

(15)	Includes 336,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 2,524 shares held through the Company’s Employee Stock Purchase Plan (the “ESPP”).

(16)	Includes 85,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(17)	Includes 224,138 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above, 38,128 shares allocated to Mr. Pauldine under the ESOP and 2,176 shares held through the ESPP.

(18)	Includes 15,000 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(19)	Includes 1,345,480 shares of common stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above, 140,650 shares allocated to the accounts of officers under the ESOP and 4,700 shares allocated to the accounts of officers under the ESPP.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding common stock to file reports of ownership and changes in ownership with the SEC.

      Based on a review of the forms it has received, the Company believes that during the fiscal year ended June 30, 2004 all Section 16(a) filing requirements were complied with by such persons, except for (i) two reports that were filed late by Mr. Knutson, one due to the fact that the notice of a transaction pursuant to a 10b5-1 plan was sent to an employee who was no longer with the Company at the time of the transaction and the other due to an administrative error related to a reload stock option grant which was automatically granted upon the exercise of certain options by Mr. Knutson during fiscal 2004, and (ii) one report filed late by Mr. Burke after shares held in a trust for which he was the trustee were transferred to a trust for which he was not the trustee.

EXECUTIVE OFFICERS OF THE COMPANY

      Set forth below is information concerning the Company’s executive officers. Additional information with respect to Messrs. Knutson and McKernan is set forth above on page 4.

Name	Age	Position

Robert B. Knutson	70	Chairman and Director
John R. McKernan, Jr.	56	Vice Chairman, Chief Executive Officer, and Director
J. William Brooks	45	President and Chief Operating Officer
Robert T. McDowell	50	Executive Vice President and Chief Financial Officer
David J. Pauldine	47	Executive Vice President and Chief Marketing Officer

      J. William Brooks became an Executive Vice President of the Company on September 2, 2003, when the Company completed its acquisition of American Education Centers and its affiliated schools. He was appointed President and Chief Operating Officer of the Company on September 11, 2003. He served as President and Chief Executive Officer of American Education Centers and its related companies from January 1998 until its acquisition by the Company. He is a graduate of Phillips University (B.S. Business Administration, 1995).

      Robert T. McDowell is Executive Vice President and Chief Financial Officer of the Company. From 1994 to September 1999, he was Senior Vice President and Chief Financial Officer of the Company. He is a graduate of the University of Pittsburgh (M.B.A., 1978; B.A. Economics, 1977). Mr. McDowell joined the Company in 1988.

      David J. Pauldine has been an Executive Vice President of the Company since March 2003 and was named Chief Marketing Officer on September 11, 2003. He is a graduate of The University of Dayton (B.A. Marketing, 1979) and Antioch University (M.A. Leadership, 1997). From 1990 to 1993 Mr. Pauldine was the president of The Art Institute of Seattle, from 1994 to 1998 he was the president of The Art Institute of Fort Lauderdale, from 1998 to March 1999 he was Senior Vice President, Marketing of the Company, from March 1999 to November 2000 he was Executive Vice President of the Company, and from November 2000 until March 2003 he was President of The Art Institutes.

COMPENSATION OF EXECUTIVE OFFICERS

      The Summary Compensation Table shows, for the fiscal years 2002 through 2004, the compensation paid or awarded to Mr. McKernan, who became the Company’s Chief Executive Officer on September 1, 2003, and to the Company’s next four most highly compensated executive officers during fiscal 2004. Mr. Knutson served as the Company’s Chief Executive Officer prior to the appointment of Mr. McKernan to that position.

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation
					Restricted	Securities
	Fiscal			Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Award(s)($)	Options(#)(1)	Compensation($)(2)

John R. McKernan, Jr.	2004	$390,209	$637,327	—	$—	350,000	$13,275
Vice Chairman and	2003	279,888	308,000	—	—	—	11,246
Chief Executive Officer	2002	248,567	263,000	—	—	90,000	5,414
Robert B. Knutson	2004	516,214	730,100	—	—	315,448	16,692
Chairman(3)	2003	500,664	735,080	—	—	—	12,810
	2002	469,113	644,000	—	—	140,000	8,788
J. William Brooks	2004	191,576	313,159	—	3,083,000 (4)	334,766	2,406
David J. Pauldine	2004	328,933	278,730	—	—	60,000	6,717
Executive Vice President	2003	265,595	221,333	—	—	—	6,075
and Chief Marketing	2002	228,242	186,000	—	—	70,000	5,571
Officer
Robert T. McDowell	2004	281,127	236,126	—	—	60,000	10,651
Executive Vice President	2003	243,591	200,254	—	—	—	9,381
and Chief Financial	2002	224,936	183,000	—	—	70,000	8,343
Officer

(1)	Shares of common stock underlying options have been adjusted for a two-for-one stock split which occurred on December 22, 2003.

(2)	Such amounts represent, to the extent applicable, the Company’s contributions to the Company’s profit-sharing retirement plan and the dollar value of life insurance premiums paid by the Company with respect to term life insurance for the benefit of certain executive officers of the Company. For fiscal 2004, the amounts paid are as follows:

		Group Life
	Retirement	Insurance
	Plan	Premiums

John R. McKernan, Jr.	$11,469	$1,806
Robert B. Knutson	9,225	7,467
J. William Brooks	2,001	405
David J. Pauldine	6,087	630
Robert T. McDowell	9,805	846

(3)	Mr. Knutson also served as Chief Executive Officer through August 31, 2003.

(4)	Represents the grant of a restricted stock award under which the executive has the right to receive, subject to vesting, 100,000 shares of common stock. The restricted stock award vest over three years at one-third per year beginning on the first anniversary of the date of grant. The value set forth above is based on the closing price on the date of grant, September 2, 2003, which was $30.83 (as adjusted for a two-for-one stock split on December 22, 2003). The value as of June 30, 2004 of the unvested portion of the restricted stock award was $3,286,000.

Option Grants in Fiscal Year 2004

	Individual Grants				Potential Realizable
					Value at Assumed Annual
	Number of	% of Total			Rates of Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees in	Exercise	Expiration
Name	Granted(#)(1)	Fiscal Year	Price(s)(1)	Date	5%	10%

John R. McKernan, Jr.	350,000	11.2%	$28.58 and	8/4/13	$5,761,216	$14,298,866
			$30.25(2)	and 12/21/11
Robert B. Knutson	315,448	10.1%	$28.58,	8/4/13,	4,922,428	12,039,946
			$30.94 and	9/20/11
			$30.25(3)	and 12/21/11
J. William Brooks	334,766	10.7%	$30.835 and	9/1/13	5,996,877	14,996,473
			$30.25(4)	and 12/21/11
David J. Pauldine	60,000	1.9%	$30.25	12/21/11	866,582	2,075,614
Robert T. McDowell	60,000	1.9%	$30.25	12/21/11	866,582	2,075,614

(1)	Options granted prior to December 22, 2003 have been adjusted for a two-for-one stock split which occurred on that date.

(2)	The expiration price and expiration dates for these options are as follows: (i) 200,000 options have an exercise price of $28.58 and expire August 4, 2013; and (ii) 150,000 options have an exercise price of $30.25 and expire December 21, 2011.

(3)	The exercise price and expiration dates for these options are as follows: (i) 100,000 options have an exercise price of $28.58 and expire August 4, 2013; (ii) 40,448 options have an exercise price of $30.94 and expire September 20, 2011; and (iii) 175,000 options have an exercise price of $30.25 and expire December 21, 2011.

(4)	The expiration price and expiration dates for these options are as follows: (i) 234,766 options have an exercise price of $30.835 and expire September 1, 2013; and (ii) 100,000 options have an exercise price of $30.25 and expire December 21, 2011.

Aggregated Option Exercises in Fiscal Year 2004 and June 30, 2004 Option Values

			Number of		Number of
			Securities		Securities	Value of
			Underlying	Value of	Underlying	Unexercised,
			Unexercised &	Unexercised,	Unexercised &	Unexercisable
	Shares		Exercisable	Exercisable In-the-	Unexercisable	In-the-Money
	Acquired on	Value	Options at	Money Options at	Options at	Options at
Name	Exercise(#)(1)	Realized($)(1)	June 30, 2004(#)	June 30, 2004($)(2)	June 30, 2004(#)	June 30, 2004($)(2)

John R. McKernan, Jr.	—	$—	241,000	$5,812,760	395,000	$2,177,200
Robert B. Knutson	124,444	5,470,769	40,448	77,660	345,000	2,330,950
J. William Brooks	—	—	—	—	334,766	736,401
David J. Pauldine	18,800	972,035	189,138	4,862,809	95,000	879,700
Robert T. McDowell	34,376	1,350,997	170,892	4,403,485	95,000	879,700

(1)	Exercises prior to December 22, 2003 have been adjusted for a two-for-one stock split which occurred on that date.

(2)	Based on the closing price of the common stock on June 30, 2004 of $32.86 per share.

Equity Compensation Plan Information

      The following table provides information as of June 30, 2004 about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans:

(C)
Number of Securities
	(A)		Remaining Available
	Number of Securities		For Future Issuance
	to be Issued Upon	(B)	Under Equity
	Exercise of	Weighted-Average	Compensation Plans
	Outstanding	Exercise Price of	(Excluding Securities
	Options, Warrants	Outstanding Options,	Reflected in
Plan Category	and Rights	Warrants and Rights	Column(A))

Equity compensation plans approved by security holders(1)	6,848,039	$20.23	6,401,609 (3)
Equity compensation plans not approved by security holders(2)	—	N/A	N/A

Total	6,848,039 (3)	$20.23	6,401,609

(1)	These plans consist of: (i) the 1990 Management Incentive Stock Option Plan, (ii) the 1993 Management Incentive Stock Option Plan, (iii) the ESPP, (iv) the 1996 Incentive Plan, and (v) the 2003 Incentive Plan.

(2)	The Company maintains no equity compensation plan (as defined in Item 201 of Regulation S-K) that has not been approved by the Company’s shareholders.

(3)	Of this amount, 2,411,533 were shares reserved for issuance under the ESPP, 977,576 shares were reserved for issuance under the 1996 Incentive Plan and 3,012,500 were shares reserved for issuance under the 2003 Incentive Plan.

Compensation Committee Interlocks and Insider Participants

      The Company’s Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Compensation Committee during fiscal 2004 consisted of Messrs. Burke, Campbell, Garcia, Teroerde and Albert Greenstone (for a portion of the year), none of whom is employed by the Company. Mr. Greenstone was the president and chief executive officer of The National Center for Paralegal Training, a unit of the Company, from 1972 to 1994. In addition, Mr. Greenstone is a limited partner, with no managerial authority, in AIPH Limited Partnership, which is a general partner of The Art Institute of Philadelphia Limited Partnership. The Art Institute of Philadelphia leases one of its buildings from this partnership for approximately $1.2 million annually. Mr. Greenstone is currently a director emeritus of the Company.

Employment Agreements

      The Company and Mr. Knutson entered into an employment agreement in August 2003 (the “Knutson Agreement”). The Knutson Agreement amended and restated Mr. Knutson’s prior employment agreement, which was entered into in September 1999. The Knutson Agreement is for a five-year term ending in August 2008. Under the terms of the Knutson Agreement, Mr. Knutson served as Chairman and Chief Executive Officer of the Company until August 31, 2003, at which time he stepped down as Chief Executive Officer, but remained as Chairman. Mr. Knutson devotes at least one-half of his available time to his duties as Chairman of the Company and any other positions or responsibilities assigned by the Board of Directors and may devote his remaining time to other interests which, in the reasonable opinion of the Board of Directors, do not compete with the Company or represent a conflict of interest. He receives a base salary at an annual rate of $500,000, subject to annual cost of living increases and discretionary increases by the Board of Directors, plus incentive compensation and other employee benefits under the various benefit plans and programs maintained by the Company. In addition, he is entitled to reimbursement for the business use of his private plane in accordance with policies established by the Board of Directors.

      The Company may terminate the Knutson Agreement with or without cause and Mr. Knutson may resign upon 30 days advance written notice to the Company. If Mr. Knutson is discharged from his employment by the Company without cause or if he resigns with good reason (each referred to as an “eligible termination”), and the termination is not in anticipation of or two years following a change in control of the Company (as defined), he will continue to receive payment of his base salary and average incentive compensation through the later of the end of the employment term (i.e., fifth anniversary of the effective date) and eighteen months following the date of termination. During this severance period, Mr. Knutson will be eligible to receive certain other fringe benefits, such as health and life insurance. In addition, the Company will provide outplacement services to Mr. Knutson (or, at Mr. Knutson’s election, payment of the value of such services) and all of Mr. Knutson’s outstanding stock awards will become vested and exercisable (in the case of stock options) immediately upon the termination.

      Following Mr. Knutson’s ceasing to be Chairman of the Board of Directors for any reason other than death, termination by the Company for cause or termination by Mr. Knutson other than for good reason, Mr. Knutson also will be entitled to the following lifetime benefits: (i) office space and secretarial assistance in Pittsburgh, (ii) payment of certain club membership fees and dues, (iii) maintenance of health insurance for Mr. Knutson and his dependents, and (iv) gross-up for tax liabilities associated with the benefits payable under (i) and (ii).

      The Company and Mr. McKernan entered into an employment agreement in August 2003 (the “McKernan Agreement”). The McKernan Agreement amended and restated Mr. McKernan’s prior employment agreement entered into in June 1999. The McKernan Agreement is for an initial five-year term ending in August 2008 and is subject at the end of that initial term to successive, automatic one-year extensions unless either party gives written notice of non-extension to the other party at least 180 days prior to any renewal date. Under the terms of the McKernan Agreement, Mr. McKernan continued to serve as Vice Chairman and, effective September 1, 2003, became the Chief Executive Officer of the Company. He receives a base salary at an annual rate of $400,000, subject to annual cost of living increases and discretionary increases by the Board of Directors, plus incentive compensation and other employee benefits under the various benefit plans and programs maintained by the Company.

      The Company may terminate the McKernan Agreement with or without cause and Mr. McKernan may resign upon 30 days advance written notice to the Company. Upon an eligible termination that is not in anticipation of or two years following a change in control of the Company, Mr. McKernan will continue to receive payment of his base salary and average incentive compensation for a period of eighteen months following the date of termination. During this severance period, Mr. McKernan will be eligible to receive certain other fringe benefits, such as health and life insurance. In addition, the Company will provide outplacement services to Mr. McKernan (or, at Mr. McKernan’s election, payment of the value of such services) and all of Mr. McKernan’s outstanding stock awards will become vested and exercisable (in the case of stock options) immediately upon the termination.

      Under both the Knutson and McKernan Agreements, if an eligible termination occurs in anticipation of or within a two-year period following a change in control of the Company, the officer will instead receive an amount equal to 2.99 times his annual base salary and average incentive compensation, which will be payable in a lump sum within 30 days of the date of termination, as well as certain other fringe benefits for a period of three years following the date of termination and immediate vesting and accelerated distribution of certain supplemental retirement benefits.

      In addition, the Knutson and McKernan Agreements will terminate prior to their scheduled expiration date in the event of death or disability. In the event of the officer’s death during the employment term, the Company will continue to pay an amount equal to his monthly base salary and his average incentive compensation to his designated beneficiary or, if no designation is made, to his estate for a period of six months. Upon a termination of the officer’s employment due to his disability, the Company will continue to pay his compensation and maintain his fringe benefits through the earlier of his death or the end of the employment term, with any payments of base salary reduced by payments received by the officer under any long-term disability plan or arrangement maintained by the Company, subject to a maximum annual obligation equal to two-thirds of the officer’s base salary in effect at the time the disability occurs. Both the Knutson and McKernan Agreements contain non-competition, non-solicitation and confidentiality covenants on the part of each officer. In

Mr. Knutson’s case, the non-solicitation and non-competition provisions continue through the later of the end of the term of employment (i.e., the fifth anniversary of the effective date) or 18 months after termination. In Mr. McKernan’s case, the non-solicitation and non-competition provisions continue for a period of eighteen months following termination of employment. However, under both the Knutson and McKernan Agreements, the non-competition covenant will cease to be applicable in the event of an eligible termination or a termination in anticipation of or within two years after a change in control. In addition, the Knutson and McKernan Agreements entitle each officer to receive a tax gross-up bonus to cover, on an after-tax basis, any change in control excise taxes payable by him as a result of any payments made under the terms of the officer’s employment agreement.

      The Company has also entered into employment agreements with its other executive officers. The agreements for Messrs. McDowell and Pauldine are dated as of September 8, 1999. The agreement for Mr. Brooks is dated June 12, 2003 and became effective upon the completion of the Company’s acquisition of American Education Centers, Inc. on September 2, 2003. Those agreements are on substantially the same terms as the McKernan Agreement, except that such agreements provide for (i) an initial three-year term, with successive automatic one year extensions under terms similar to the McKernan Agreement, (ii) each such officer’s individual position and current compensation, (iii) 12 months of severance and continued fringe benefits (rather than 18 months) following an eligible termination, (iv) continued vesting of outstanding stock awards for a period of 12 months (rather than immediate vesting), (v) payment of two times the officer’s salary and average incentive compensation upon an eligible termination in anticipation of or within a two-year period following a change in control of the Company, and (vi) continuation of the non-solicitation and non-competition provisions for a period of twelve months (rather than 18 months) following termination of employment.

Compensation Committee Report on Executive Compensation

Compensation Philosophy and Programs

      The Compensation Committee of the Board is responsible for, among other things, reviewing and administering the Company’s policies governing compensation, employee benefits and incentive plans for its executive officers. The members of the Committee are William M. Campbell, III, Chairman, James J. Burke, Jr., Martin L. Garcia and Friedrich Teroerde.

      The key objectives of the Committee’s policies on compensation and benefits are to enhance the Company’s ability to attract and retain highly qualified executives, to establish and maintain compensation and benefit programs that are fair and competitive with those of comparable organizations, and to develop and maintain executive compensation programs that link compensation to the short-term and long-term performance of the Company and the interests of its shareholders.

      The primary elements in the Company’s compensation program for its executive officers are an annual base salary, an annual cash bonus and long-term incentive grants.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the deductibility for federal income tax purposes of the compensation paid to the chief executive officer and each of the four other most highly compensated executive officers of a public company for any fiscal year to the extent that such compensation exceeds $1,000,000 and does not qualify as “performance-based” as defined under the Code. The Committee believes that it is generally in the Company’s best interests to comply with Section 162(m). Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

Base Salaries

      The annual base salaries for the Company’s executive officers for fiscal 2004 were established by the Committee based, in part, upon information available to it concerning the salaries paid to similar officers at the comparable, publicly-traded, postsecondary education companies, including those companies that were included in the peer group index for purposes of the performance graph set forth below. The Committee expects to adjust salaries periodically to take into account competitive market conditions, individual and corporate performance and changes in job responsibilities.

Annual Cash Bonuses

      The Company provides annual incentives to its executive officers and other key employees in the form of cash bonuses. The Company has established an incentive bonus plan for executive officers and other key employees. The plan provides that bonuses are to be paid based on the attainment of corporate and individual goals and objectives established at the beginning of each year. These goals and objectives include earnings and revenue targets, placement rates and average starting salaries for graduates of the Company’s schools, as well as the achievement of individual performance objectives.

Long-Term Incentives

      The Committee administers the 2003 Incentive Plan, which was adopted by the Company to attract and retain key personnel and non-employee directors. Under the 2003 Incentive Plan, the Committee is authorized to grant officers and key employees of the Company and its subsidiaries non-qualified stock options, incentive stock options, stock appreciation rights, limited stock appreciation rights, restricted shares of common stock, restricted units, performance awards and short-term cash incentive awards. An aggregate of up to 5,400,000 shares of common stock (subject to adjustment in certain events in accordance with the Plan) are available under the Plan.

      The Committee’s primary objectives when making grants under the 2003 Incentive Plan are to allow key employees to participate in the success of the Company through stock ownership, to provide a strong and direct link between employee compensation and the interests of shareholders, and to encourage recipients to focus on the long-term performance of the Company. The number of shares of common stock that are the basis of an award to any individual is determined by the individual’s position in and level of responsibility at the Company, which, to a great extent, reflect that individual’s ability to influence the Company’s long-term performance. The grants previously made to and then held by an individual may also be taken into account by the Committee when determining the size of the award to that individual in the then-current year.

      Incentive stock options granted to any holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant must have an exercise price of not less than 110% of the fair market value of one share of common stock on the date of grant and may not expire more than five years from the date of grant. All other stock options granted under the 2003 Incentive Plan must be exercised within a period fixed by the Committee not exceeding ten years from the date of grant. Additionally, in the case of incentive stock options, the exercise price must be not less than the fair market value per share on the date of grant. The Committee sets the exercise price for options granted under the 2003 Incentive Plan and is authorized to grant stock appreciation rights, which authorize payments of cash and/or stock to holders of such rights in an amount based on the appreciation in the value of the common stock from the date of grant to the date of exercise. Limited stock appreciation rights are stock appreciation rights that become exercisable only upon a change in control (as defined in the 2003 Incentive Plan) of the Company.

      The Committee also may grant performance shares, the number and value of which are determined by the extent to which the grantee meets performance goals and other terms and conditions set by the Committee. In addition, the Committee is authorized to grant restricted stock, i.e., shares of common stock that are subject to restrictions on transferability and other restrictions the Committee may impose, including time-based and performance-based forfeiture restrictions. Such restricted stock is subject to forfeiture upon termination of employment during the restriction period.

      Options and other awards granted under the 2003 Incentive Plan are not transferable by the grantee other than by will or the laws of descent and distribution, except that the Committee may grant non-statutory stock options that are transferable to immediate family members or trusts or partnerships for such family members. If a change in control (as defined in the 2003 Incentive Plan) occurs, all outstanding options and other awards will become fully exercisable and all restrictions on outstanding options and other awards will lapse. The 2003 Incentive Plan also provides that, in the event of changes in the corporate structure of the Company affecting the common stock, the Committee will make adjustments in the number, class and/or price of the shares of capital stock subject to awards granted under the 2003 Incentive Plan to preserve the proportionate interests of participants in awards and to prevent dilution or enlargement of rights. The number of shares available for future awards will also be adjusted.

      During fiscal 2004, options for a total of 3,124,214 shares of common stock were granted to officers and other key employees. All options had an exercise price at least equal to the fair market value per share of the common stock on the date of grant. Beginning in December 2003, the options granted to employees generally vested over a period of two years (50% on each of the first and second anniversary of the date of grant). Previously, options generally vested three years (25% after one year, 50% after two years and 100% after three years).

Compensation of Chief Executive Officer

      The Chief Executive Officer’s compensation has been and will continue to be based upon the Company’s overall financial performance and his achievement of individual performance goals. In establishing that compensation, the Committee applied the factors described above, which are applicable to all executive officers of the Company. The Committee also took into account information concerning the overall compensation and bonuses paid to chief executive officers of other publicly-traded, postsecondary education companies, including those companies that were included in the peer group index for purposes of the performance graph set forth below.

      The Committee believes that the Company’s compensation and benefit programs for its executive officers effectively accomplish the objectives stated above.

Compensation Committee

William M. Campbell, III (Chair)

James J. Burke, Jr.
Martin L. Garcia
Friedrich Teroerde

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee’s purpose is to oversee the quality and integrity of the accounting, auditing and financial reporting practices of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor to prepare or issue an audit report on the financial statements of the Company, and the performance of the Company’s internal and independent auditors. The Committee’s function is more fully described in its charter, which is attached as Appendix A to this Proxy Statement. The Committee reviews the charter on an annual basis and believes that it satisfied its obligations under the Charter during fiscal 2004. The Board annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that each member of the Committee meets that standard and that Messrs. Burke and Pasman are “audit committee financial experts” as defined by the rules of the Securities and Exchange Commission.

      Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2004 with the Company’s management and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees” and SEC Regulation S-X, Rule 2-07. In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP their independence.

      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the Securities and Exchange Commission, and selected Ernst & Young LLP as the independent auditor for fiscal 2005. The Board is recommending that shareholders ratify that selection at the annual meeting.

Audit Committee

James J. Burke, Jr. (Chair)

Martin L. Garcia
James S. Pasman, Jr.
Friedrich Teroerde

      In accordance with the rules of the Securities and Exchange Commission, the Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Exchange Act or the Securities Act.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for fiscal 2005. Although ratification of this reappointment is not legally required, the Board of Directors believes it is appropriate for the shareholders to ratify such action. In the event that the shareholders do not ratify the selection of Ernst & Young LLP as the Company’s independent auditors, the Audit Committee will reconsider such appointment. A representative of Ernst & Young LLP will attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Audit Committee reserves the right to replace the Company’s independent auditors at any time.

The Board of Directors recommends a vote FOR this proposal.

Relationship with Independent Auditors

      Ernst & Young LLP has been the independent auditing firm and has audited the financial statements of the Company since 2002. In addition to performing the audit of the Company’s consolidated financial statements, Ernst & Young LLP provided various audit-related and tax services during fiscal 2004. The aggregate fees billed for each of the past two fiscal years for each of the following categories of services are set forth below:

	Fiscal Year 2004	Fiscal Year 2003

Audit Fees	$934,530	$468,220
Audit-Related Fees	235,230	54,700
Tax Fees	322,470	264,560
All Other Fees	—	—

Total Fees	$1,492,230	$787,480

      The audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, along with subsidiary and statutory audits. Audit-related services primarily relates to opening balance sheet audits of companies acquired by the Company and consultation in connection with the Company’s review of its internal controls over financial reporting. Tax services relates to tax planning, tax compliance and tax advice. The Audit Committee considered the effects that the provision of non-audit services may have on the auditors’ independence and has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP. There were no fees billed by Ernst & Young LLP for professional services rendered in connection with financial information systems design and implementation services during the fiscal years ended June 30, 2004 and June 30, 2003.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

      The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent auditor. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by the independent auditor. The Audit Committee appoints the independent auditor on an annual basis in advance. During the year, the Company’s Finance Department maintains a log of requests from the Company’s personnel for other services by the independent auditor in order to ensure compliance with the auditor services policy. All requests which are approved by the Finance Department are submitted for pre-approval either to the Audit Committee at a regularly scheduled meeting of the Audit Committee or to a designated member of the Committee. The entire Audit Committee periodically reviews all matters pre-approved by a designated member of the Committee.

Performance Graph

      The performance graph set forth below compares the cumulative total shareholder return on the Company’s common stock with the Nasdaq Stock Market (U.S.) Index and a Peer Group Index for the period from July 1, 1999 through June 30, 2004. The graph assumes the investment of $100 at the close of trading on June 30, 1999 in the Company’s common stock, the Nasdaq Stock Market (U.S.) Index and the Peer Group Index and assumes re-investment of all dividends, if any. The peer group consists of the following companies selected on the basis of their similar businesses: Apollo Group, Inc., Career Education Corp., Corinthian Colleges, Inc., DeVry Inc., ITT Educational Services, Inc., and Strayer Education, Inc. The Company believes that, including itself, these companies represent a substantial portion of the market value of publicly traded companies whose primary business is postsecondary education.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG EDUCATION MANAGEMENT CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP INDEX

Shareholder Proposals for 2005 Annual Meeting of Shareholders

      Shareholders who intend to submit a proposal for inclusion in the Company’s 2005 proxy statement for consideration at the annual meeting of shareholders to be held in 2005 must submit such proposal for receipt by the Secretary of the Company at the address of its executive offices no later than June 17, 2005. Any such proposal must comply with Rule 14a-8 of the proxy rules of the Securities and Exchange Commission and must contain certain information specified in the Amended and Restated Bylaws of the Company.

      The Amended and Restated Bylaws require that all shareholder proposals to be submitted for consideration at the 2005 annual meeting, but not included in the Company’s 2005 proxy statement, must be received by the Secretary of the Company at the address of its executive offices no earlier than August 25, 2005 and no later than September 24, 2005, together with certain information specified in the Amended and Restated Bylaws.

By order of the Board of Directors,

Frederick W. Steinberg
Secretary
October 15, 2004

APPENDIX A

EDUCATION MANAGEMENT CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	Purpose

      The primary purpose of the Audit Committee (the Committee) of the Board of Directors (the Board) of Education Management Corporation (EDMC or the Company) is to provide independent and objective oversight of the accounting functions and internal controls of Education Management Corporation and its subsidiaries to ensure the objectivity of EDMC’s financial statements. The Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

II.	Functions

      The Audit Committee shall perform the following functions:

1.	Independent Accountants — Be responsible for the oversight of EDMC’s independent accountants and determine their compensation. The Committee must approve, in advance, any audit or non-audit services provided by the independent accountants. The Committee may delegate the authority to grant this approval to one or more of its members.

2.	Plan of Audit — Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants both their audit report(s) and the independent accountants’ suggested changes or improvements in EDMC’s accounting practices and internal controls.

3.	Accounting Principles and Disclosure — Review significant developments in accounting rules and review with management recommended changes in EDMC’s methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

4.	Internal Accounting Controls — Consult with the independent accountants regarding the adequacy of internal accounting controls.

5.	Financial Reporting — Conduct quality of earnings discussions with the independent accountants, as needed. These meetings should include appropriate members of management, usually the Chief Financial Officer, Controller, Internal Auditor, and where necessary, legal counsel. Such discussions will be timed so that the Committee can affect the judgments influencing the quality of the financial reports issued and should include the following:

•	The quality of EDMC’s accounting principles as applied in its financial reporting

•	The clarity of EDMC’s financial disclosures

•	The degree of aggressiveness or conservatism of EDMC’s accounting principles and underlying estimates

•	An open and frank discussion of other significant decisions made by management in preparing the financial disclosures.

6.	Ethical Environment — Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

7.	Oversight of Executive Officers and Directors and Conflicts of Interest — Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with EDMC’s policies and procedures with respect to officers’ expense accounts, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee shall review and approve all related-party transactions that are described in Securities and Exchange Commission Regulation S-K, Item 404(a). The Committee shall also review significant questionable or illegal payments.

8.	Oversight of Independent Accountants — Evaluate the independent accountants on an annual basis and, where appropriate, replace them. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and EDMC, consistent with Independence Standards Board Standard 1. The Committee shall also engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountant. In response to the independent accountant’s report, the Committee will take appropriate action to satisfy itself of the independent accountant’s independence.

9.	Oversight of Internal Audit and Internal Control Systems — Review with management and internal audit EDMC’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review both the internal audit plans in significant compliance areas and the scope and frequency of internal audit field visits.

10.	Adequacy of Personnel — Periodically review the adequacy of EDMC’s accounting, financial, and auditing personnel resources.

11.	Risk Management — Review and evaluate risk management policies in light of EDMC’s business strategy, capital strength, and overall risk tolerance. The Committee shall also periodically evaluate EDMC’s investment and any derivative risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading (if any), and safeguards to ensure compliance with established procedures.

12.	Offerings of Securities — Perform appropriate due diligence on behalf of the Board with respect to any offering of securities by EDMC.

13.	Complaint Procedures — Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

14.	Charter Amendments — Review this Charter annually, assess its adequacy, and propose appropriate amendments to the Board.

      The Committee’s function is one of oversight and review, and it is not expected to audit EDMC, to define audit scopes, to control EDMC’s accounting practices, or to define the standards to be used in the preparation of EDMC’s financial statements.

III.	Composition & Independence

      The Committee shall consist of not less than three independent members, who shall be appointed by the Board. Members of the Committee shall be financially literate, as defined by the Board. At least one member of the Committee shall be an audit committee financial expert as defined in Securities and Exchange Commission Regulation S-K, Item 401. No member of the Committee shall be employed or otherwise affiliated with EDMC’s independent accountants. In addition, the members of the Committee shall meet the requirements of the rules of the principal market or transaction reporting system on which EDMC’s securities are traded or quoted, as well as the rules of the Securities and Exchange Commission.

      In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairperson. In cases where the Committee Chairperson faces a potential or actual conflict of interest, the Chairperson shall advise the Chairman of the Board. In the event that the Committee Chairperson, or the Chairman of the Board,

concurs that a potential or actual conflict exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

IV.	Quorum and Meetings

      A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Chairman. Notice of the meeting shall be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and to provide pertinent information as necessary.

V.	Reports

      The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

      The Committee shall report to the shareholders in the Company’s proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

VI.	Other Authority

      The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee is also authorized to engage and retain independent counsel and other advisors to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice. The Company shall provide appropriate funding for the Committee to retain such advisors.

      The Committee will perform such other functions as are authorized for this Committee by the Board.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 and 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTORS AND FOR PROPOSAL 2.

1.	The election of four directors, each for a term of three years:

FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐
Nominees:	01 Michael J. Emmi 02 Martin L. Garcia 03 Jerry L. Johnson 04 Miryam L. Knutson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through such nominee’s name.)

	FOR	AGAINST	ABSTAIN
2. The proposal to ratify the selection of Ernst & Young LLP as independent public auditors for the Company.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature	Signature	Dated:	, 2004
NOTE: Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.
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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on November 22, 2004.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/edmc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY
EDUCATION MANAGEMENT CORPORATION
210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222-2603
Proxy for Annual Meeting of Shareholders on November 23, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert T. McDowell and Frederick W. Steinberg and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote all shares of Common Stock of Education Management Corporation, a Pennsylvania corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 23, 2004, commencing at 10:00 a.m., local time, at the Crowne Plaza Hotel — Westshore, 700 N. Westshore Blvd., Tampa, Florida, or any adjournment or postponement thereof, as designated on the reverse side of this proxy card.

PLEASE DATE AND SIGN ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲